                      [MILLER AND LENTS, LTD. LETTERHEAD]

                                February 10, 1999


                                                                    EXHIBIT 99.9

NationsBank of Texas, N.A., Trustee
Williams Coal Seam Gas Royalty Trust
NationsBank Plaza
901 Main Street, Suite 1700
Dallas, Texas  75202

                                Re: Proved Reserves and Future Net Income As of December 31, 1998

Gentlemen:

       At your request, we estimated the Proved Reserves and projected the Future Net Income from the gas reserves in the Fruitland Coal Formation that are attributable to the subject interests of the Williams Coal Seam Gas Royalty Trust ("WTU"). These interests consist of net profits interests in natural gas properties located in the San Juan Basin in Colorado and New Mexico.

       In order to estimate the reserves to the WTU, it was necessary to estimate the reserves attributable to (i) the "Underlying Properties," which are certain working interest properties ("Working Interest Properties") and net profits interests properties ("Farmout Properties") that are owned by Williams Production Company ("WPC") and (ii) the "Royalty Interests," the variable net revenue interest conveyed to WTU by WPC. WTU receives a "Specified Percentage" of "Net Proceeds" from gas produced and sold from the Working Interest Properties and from the revenue stream of the Farmout Properties.

       For the Working Interest Properties, overhead costs (beyond the standard overhead charges for the non-operated properties) have not been included, nor have the effects of depreciation, depletion, and Federal Income Tax. Net Proceeds is defined as revenues derived from the sale of Working Interest Properties gas volumes less severance and ad valorem taxes, lease royalty payments, and operating expenses in excess of the estimates shown in Exhibit B of the Conveyance. The reserves attributable to the Royalty Interests from the Working Interest Properties were computed by multiplying the net gas reserves of the Working Interest Properties by the ratio of (i) the net income received by WTU from the Working Interest Properties to (ii) total revenues from the Working Interest Properties after severance and ad valorem taxes.

                             MILLER AND LENTS, LTD

NationsBank of Texas, N.A., Trustee                            February 10, 1999
Williams Coal Seam Gas Royalty Trust                                      Page 2


     A summary of the reserves for the Underlying Properties and Royalty Interests is as follows:

                     Proved Reserves as of December 31, 1998

                                                   Net Gas Reserves,           Future Net        Present Value
                                                       MMcf at                  Income,          at 10 Percent
                                                      14.73 Psia                  M$             Per Annum, M$
                                                   -----------------           -----------       -------------
The Underlying Properties

Proved Developed Producing                              119,737                 109,589              80,863

The Royalty Interests (Net to the Trust)

Proved Developed Producing                              69,813                   65,339              48,584

       The Proved Reserves were estimated in accordance with the definitions contained in Securities and Exchange Commission Regulation S-X, Rule 4-10(a). Estimates of Future Net Income and discounted Future Net Income are not intended and should not be interpreted to represent the fair market value of the estimated reserves. There are no Proved Developed Nonproducing Reserves or Proved Undeveloped Reserves.

       The Section 29 tax credits attributable to the total Proved Reserves in the Underlying Properties through the year 2002, assuming no future escalation of the estimated 1998 rate of $1.0516 per MMBtu, are $67 million with a 10 percent present worth of $57 million. The tax credits attributable to the Royalty Interests are $43 million with a 10 percent present worth of $37 million.

       The production forecast for the Proved Reserves and future net revenues as of December 31, 1998 attributable to the Underlying Properties and to the WTU are shown on Table 1. The Proved Reserves and future net revenues as of December 31, 1998 attributable to the individual Underlying Properties are summarized by areas and shown on the attached one-line summary identified as Table 2.

       The gas reserves for the Fruitland Coal were estimated by decline curve analyses utilizing type curves for the various areas in the San Juan Basin. These type curves were developed for each area and were based on production histories and the initial reservoir pressures of the wells in the separate areas.

       The gas price used in these projections is the December 1998 wellhead price, reported by WPC of $1.96 per MMBtu for the Farmout Properties. For the Working Interest Properties, the Minimum Purchase Price of $1.70 per MMBtu was employed. These prices were held constant.

       Deductions for lease royalty and production and ad valorem taxes for the Working Interest Properties were based on the average 1998 wellhead gas price of $1.86 per MMBtu, reported by WPC.

                             MILLER AND LENTS, LTD

NationsBank of Texas, N.A., Trustee                            February 10, 1999
Williams Coal Seam Gas Royalty Trust                                      Page 3


       Operating expense estimates were based on expenses incurred during 1998 and were not escalated. Where appropriate, estimated operating expenses which exceeded the operating expenses in Exhibit B to the Conveyance were deducted in calculating Net Proceeds and, therefore, reduced the amounts payable to the WTU.

       The Specified Percentage is 81 percent until such time that a shareholder who bought at the IPO price realizes an Internal Rate of Return of 12 percent on the distributions from the WTU, after federal taxes at 31 percent, and Section 29 tax credits. After that time, estimated to occur during the third quarter of 2000, the Specified Percentage is 60 percent.

       We relied on production histories, accounting and cost data, engineering and geological information supplied by WPC data existing in our files, and data from public records. The ownership interests evaluated herein were provided by WPC and were employed as presented. No independent verification of these interests was made by Miller and Lents, Ltd.

       Capital expenditures to plug and abandon wells are considered to be equal to the salvage values of the wells at the time of abandonment. We did not include any consideration for the future environmental restoration that might be required as such was beyond the scope of our assignment. In our projection of Future Net Income, no provisions are made for production prepayments or for the consequences of future production balancing.

       The evaluations presented in this report, with the exceptions of those parameters specified by others, reflect our informed judgments based on accepted standards of professional investigation, but are subject to those generally recognized uncertainties associated with the interpretations of geological and engineering information. Government policies and market conditions different from those employed in this study may cause the total quantity of oil and gas to be recovered, actual production rates, prices received, and operating and capital costs to vary from those presented in this report.

                                          Very truly yours,

                                          MILLER AND LENTS, LTD.



                                          By /s/ S. John Stieber
                                             -----------------------------
                                              S. John Stieber
                                              Senior Vice President

--------------------------------------------------------------------------------

                      WILLIAMS COAL SEAM GAS ROYALTY TRUST
           RESERVES AND ECONOMICS AS OF DECEMBER 31, 1998 @ 14.73 PSIA
                    UNDERLYING PROPERTIES AND TRUST INTERESTS

                          NON-ESCALATED 12/31/98 PRICES
                         TOTAL PROVED DEVELOPED RESERVES

==============================================================================================================================
                                               UNDERLYING PROPERTIES
==============================================================================================================================
          Natural Gas, MMCF                                Net Oper Costs, M$       Future Net Income, M$   Tax Credit, M$
-------------------------------------       Revenue    -----------------------------------------------------------------------
                                Price     to Net Intr   Oper    Adv&Sev   Future
 Year        Gross      Net     $/Mcf         M$        Expns    Taxes    Capital    Annual    Disc@10%   Annual   Disc@10%
------------------------------------------------------------------------------------------------------------------------------
 1999       315,335    25,436   1.235       31,417      2,528    3,063         -     25,826     24,582    22,992    21,884
------------------------------------------------------------------------------------------------------------------------------
 2000       251,442    20,198   1.233       24,912      2,386    2,444         -     20,082     17,303    18,281    15,751
------------------------------------------------------------------------------------------------------------------------------
 2001       200,653    16,060   1.232       19,782      2,255    1,952         -     15,575     12,147    14,549    11,348
------------------------------------------------------------------------------------------------------------------------------
 2002       160,320    12,789   1.230       15,732      2,132    1,561         -     12,039      8,500    11,594     8,185
------------------------------------------------------------------------------------------------------------------------------
 2003       127,957    10,200   1.229       12,532      2,026    1,250         -      9,256      5,916
------------------------------------------------------------------------------------------------------------------------------
 2004       101,898     8,125   1.227        9,970      1,908      999         -      7,063      4,086
------------------------------------------------------------------------------------------------------------------------------
 2005        80,643     6,383   1.226        7,823      1,707      787         -      5,329      2,791
------------------------------------------------------------------------------------------------------------------------------
 2006        63,548     5,000   1.224        6,122      1,512      618         -      3,992      1,892
------------------------------------------------------------------------------------------------------------------------------
 2007        49,767     3,860   1.223        4,722      1,278      478         -      2,966      1,273
------------------------------------------------------------------------------------------------------------------------------
 2008        38,917     3,009   1.222        3,677      1,120      373         -      2,183        848
------------------------------------------------------------------------------------------------------------------------------
 2009        30,070     2,280   1.221        2,784        912      283         -      1,589        559
------------------------------------------------------------------------------------------------------------------------------
 2010        23,207     1,749   1.220        2,133        775      217         -      1,141        363
------------------------------------------------------------------------------------------------------------------------------
 2011        17,417     1,317   1.219        1,605        640      164         -        801        231
------------------------------------------------------------------------------------------------------------------------------
 2012        12,540       971   1.218        1,183        511      121         -        552        144
------------------------------------------------------------------------------------------------------------------------------
 2013         8,746       701   1.218          854        393       87         -        374         88
------------------------------------------------------------------------------------------------------------------------------
 2014         6,112       495   1.217          603        292       62         -        249         53
------------------------------------------------------------------------------------------------------------------------------
 2015         4,238       337   1.217          410        202       42         -        166         32
------------------------------------------------------------------------------------------------------------------------------
 2016         2,836       224   1.217          273        132       28         -        113         20
------------------------------------------------------------------------------------------------------------------------------
 2017         1,902       162   1.216          197         94       20         -         83         13
------------------------------------------------------------------------------------------------------------------------------
 2018         1,386       123   1.216          149         77       15         -         57          8
------------------------------------------------------------------------------------------------------------------------------
 2019         1,022        83   1.216          101         52       10         -         39          5
------------------------------------------------------------------------------------------------------------------------------
 2020           756        51   1.218           62         30        6         -         26          3
------------------------------------------------------------------------------------------------------------------------------
 2021           586        31   1.219           38         16        4         -         18          2
------------------------------------------------------------------------------------------------------------------------------
 2022           422        26   1.221           32         16        4         -         13          1
------------------------------------------------------------------------------------------------------------------------------
 2023           316        20   1.221           25         10        3         -         12          1
------------------------------------------------------------------------------------------------------------------------------
 2024           283        18   1.219           22          8        3         -         12          1
------------------------------------------------------------------------------------------------------------------------------
 AFTER        1,359        88   1.215          107         60       12                   35          2
------------------------------------------------------------------------------------------------------------------------------
  TOT     1,503,677   119,737   1.230      147,266     23,074   14,603         -    109,589     80,863    67,416    57,168
------------------------------------------------------------------------------------------------------------------------------


===================================================
                TRUST INTERESTS
===================================================
          Future Net Income, M$ Tax Credits, M$
---------------------------------------------------
Net
MMCF      Annual   Disc@10%    Annual   Disc@10%
         ------------------------------------------
18,424    17,381    16,543     16,654    15,851
---------------------------------------------------
13,578    12,765    10,998     12,290    10,589
---------------------------------------------------
 8,458     7,932     6,186      7,663     5,976
---------------------------------------------------
 6,653     6,220     4,391      6,031     4,258
---------------------------------------------------
 5,210     4,861     3,107
---------------------------------------------------
 4,077     3,794     2,195
---------------------------------------------------
 3,204     2,975     1,558
---------------------------------------------------
 2,533     2,344     1,111
---------------------------------------------------
 2,029     1,871       803
---------------------------------------------------
 1,606     1,477       574
---------------------------------------------------
 1,235     1,134       399
---------------------------------------------------
   973       891       283
---------------------------------------------------
   790       720       208
---------------------------------------------------
   639       580       151
---------------------------------------------------
   132       129        30
---------------------------------------------------
    83        82        18
---------------------------------------------------
    54        54        10
---------------------------------------------------
    38        38         7
---------------------------------------------------
    28        28         4
---------------------------------------------------
    17        17         3
---------------------------------------------------
    12        12         2
---------------------------------------------------
     8         8         1
---------------------------------------------------
     7         6         1
---------------------------------------------------
     4         4         0
---------------------------------------------------
     5         4         0
---------------------------------------------------
     5         4         0
---------------------------------------------------
     9         8         0
---------------------------------------------------
69,813    65,339    48,584     42,637    36,674
---------------------------------------------------